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                                                                  EXHIBIT 10.12





                              Chrysler Corporation
                              1000 Chrysler Drive
                       Auburn Hills, Michigan  48326-2766


                                                               December __, 1997
                                                               [date of Pricing]



Dollar Thrifty Automotive Group, Inc.
5330 East 31st Street
Tulsa, Oklahoma  74153

Attention:  Joseph E. Cappy
            Chief Executive Officer

Gentlemen:

             Chrysler Corporation ("Chrysler") hereby confirms its agreement with Dollar Thrifty Automotive Group, Inc. (the "Company"), with respect to certain matters relating to the sale by Chrysler and the Company of shares of common stock, par value $.01 per share, of the Company pursuant to the U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") entered into as of the date hereof by and among the Company, Chrysler and Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Smith Barney Inc. (collectively, the "Underwriters") and pursuant to the Subscription Agreement (the "Subscription Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") entered into as of the date hereof by and among the Company and Credit Suisse First Boston (Europe) Limited, Goldman Sachs International, J.P. Morgan Securities Ltd. and Smith Barney Inc. (collectively, the "Managers").

             Terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreements.

             1. Indemnification of Chrysler by the Company. The Company agrees to indemnify and hold harmless Chrysler and its officers and directors:





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                (i)     against any and all loss, liability, claim, damage and
         expense whatsoever, as incurred, insofar as such loss, liability, claim, damage and expense arises out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and any Additional Registration Statement, and any amendment thereto (collectively, the "Registration Statements"), including all information (if any) deemed to be part of the Initial Registration Statement pursuant to Rule 430A(b) under the Act (the "Rule 430A Information"), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related preliminary
         U.S. or international prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

                (iii) against any and all expense whatsoever (including, subject to Section 3 below, fees and disbursements of counsel), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense described above made in reliance upon and in conformity with (x) Chrysler Information (as defined below) or (y) information provided by or on behalf of the Underwriters or the Managers expressly for use in any of the Registration Statements (or any amendment thereto), including any Rule 430A Information, or any related preliminary U.S. or international prospectus or U.S. or International Prospectus (or any amendment or supplement thereto).

             2. Indemnification of the Company by Chrysler. Chrysler agrees to indemnify and hold harmless the Company and its officers and directors controls the



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against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 1 as incurred by the indemnities of this paragraph 2, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any of the Registration Statements (or any amendment thereto), including any Rule 430A Information, or any related preliminary U.S. or international prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Chrysler expressly for use in any of the Registration Statements (or any amendment thereto), including any Rule 430A Information, or any related preliminary U.S. or international prospectus or the Prospectuses (or any amendment or supplement thereto). The Company acknowledges that certain statements in a letter from Chrysler to the Company dated the date hereof have been furnished by Chrysler to the Company for use in the U.S. and International Prospectuses and constitute the only information furnished in writing by or on behalf of Chrysler for inclusion in any of the Registration Statements or the Prospectuses (the "Chrysler Information").

             3. Actions against Parties: Notification. Each indemnified party shall give notice as promptly as reasonably practicable to the indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in forfeiture by the indemnifying party of substantial rights and defenses and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party hereunder for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of lawyers at any time for all indemnified parties, except (i) to the extent that local lawyers, in addition to the indemnified party's normal lawyers, are required in order to defend effectively against such action or proceeding and (ii) to the extent that any indemnified party shall have been advised by counsel that representation of such indemnified party by one separate firm of lawyers representing all indemnified parties would be inappropriate due to actual or potential conflicting interests between such



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indemnified party and one or more of the other indemnified parties, including, without limitation, if one or more legal defenses available to such indemnified party are different from or additional to those available to one or more of the other indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

             4. Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 1(ii) effected without its written consent if
(i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 1(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

             5. Contribution. If the indemnification provided for above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, or damages referred to therein, then the indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of each of the Company and Chrysler in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

             The relative fault of the Company and Chrysler shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Chrysler and the parties' relative intent,


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knowledge, access to information and opportunity to correct or prevent such statement or omission.

             The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue or alleged untrue statement or omission or alleged omission.

             Notwithstanding the provisions of this Section 5, Chrysler (A) shall not be required to make any contribution pursuant to this Section 5 unless the loss, liability, claim, damage or expenses for which an indemnified party seeks contribution arises out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with Chrysler Information and (B) shall not be required to contribute any amount in excess of the amount of the total gross proceeds received by Chrysler from the Offered Securities purchased from Chrysler pursuant to the Underwriting Agreements.

             6. Representations and Warranties. (a) The Company represents and warrants that it has the corporate power and authority to enter into this Agreement which has been duly authorized, executed and delivered by it; and Chrysler represents and warrants that it has the power and authority to enter into this Agreement which has been duly authorized, executed and delivered by it.

             (b) Each of the Company and Chrysler represents and warrants that no filing with, or authorization, approval, consent, license or order of, any court or governmental authority or agency is necessary or required for the performance by it of its obligations under this Agreement.

             (c) Each of the Company and Chrysler represents and warrants that the execution and delivery of this Agreement and compliance with the obligations assumed herein do not and will not conflict with or constitute a breach of, or default under, or result in the imposition of any lien, charge or encumbrance upon any of its property or assets, under any agreement to which it is currently a party or breach or result in a violation under any applicable law, rule, regulation, judgment, order or decree of any governmental authority or court having jurisdiction over it.

             7.      Other Agreements.



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             (a)     Any term of provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

             (b) Any notices required by this Agreement shall be deemed to have been duly given if mailed or transmitted in accordance with Section 10 of the Underwriting Agreements.

             (c) This Agreement shall inure to the benefit of and be binding upon the Company and Chrysler and their respective successors.

             (d) The Company and Chrysler hereby submit to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement.

             (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

             (f) The Company agrees to use its best efforts to implement the Commercial Paper Program and the Liquidity Facility (as such terms are defined in the Prospectuses) during the first quarter of 1998.

             (g) The Company and Chrysler agree further to indemnify each other as to any loss resulting in any judgment or order being paid in a currency (the "Judgment Currency") other than U.S. dollars as a result of any variation as between (i) the spot rate of exchange in New York at which the Judgment Currency would have been convertible into U.S. dollars as of the date such judgment or order is entered, and (ii) the spot rate of exchange (including any premiums and costs of exchange) at which the indemnified party is first able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified party.

             (h) No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party hereto.


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             (i)     This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                Very truly yours,

                                CHRYSLER CORPORATION



                                By:__________________________________________
                                Title:



The foregoing agreement
is hereby agreed and
accepted as of the date
first above written.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



By:____________________________
Title:



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